SOFTWARE AND CONSULTING SHARED SERVICES AGREEMENT

THIS SOFTWARE AND CONSULTING SHARED SERVICES AGREEMENT (the AAgreement@), effective as of  February 13, 2006, (the AEffective Date@) is made by and between INLAND COMPUTER SERVICES, INC, an Illinois corporation, (AICS@), INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation, (AIRRETI@), INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation, (AIWEST@), INLAND REAL ESTATE CORPORATION, a Maryland corporation, , (AIREC@), INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation, (AIARE@), (IRRETI, IWEST, IREC AND IARE are sometimes hereinafter collectively referred to as the AREITS@ and individually as a AREIT@), Inland HOLDCO Management LLC, a Delaware LLC (AIHM@) and Inland American HOLDCO Management LLC, a Delaware limited liability company (AIAHM@ and together with IHM sometimes hereinafter collectively referred to as the AManagement Companies@ and individually as a AManagement Company@).

RECITALS

            A.

Under existing Computer Services Agreements with either the REITS or the Business Advisors to the REITS, ICS provides computer, software, data processing and related information technology services to the REITS (AStandard Agreements@). To accommodate the need of the REITS to develop a Acore@ system for lease management and financial accounting business functions, and to substantially reduce the costs to the REITS of each REIT having its own core system, ICS, at the request of the REITS entered into that certain End User License Agreement No. P-2005-166 with CD Group, Inc. (ACD Group@) as of February 13, 2006, including the Order Form, the exhibits and a side letter thereto (collectively hereinafter, the AEULA@), whereby, among other things, CD Group, as an authorized sublicensor of Oracle USA (AOracle@) (i) granted ICS, as a licensee, a nonexclusive, perpetual, license to make, run, access and use certain ASoftware@, and AThird Party Software@ (as defined in the EULA and collectively, ACovered Software@), and (ii) agreed to provide certain ASupport Services@ (as defined in the EULA) all as more particularly set forth in the EULA. To assist in the overall planning, installation, design, implementation and roll out of the core system, ICS, with the consent of the REITS retained Real Foundations, Inc. (AReal Foundations@) as a consultant under the terms of that certain Statement of Work Agreement dated January 27, 2006 (AConsulting Agreement).

B.

The Management Companies, either directly or indirectly through affiliates, provide property management services to some of the REITS including financial and reporting data that the REITS require be produced using the Covered Software.

C.

The approximate initial implementation cost of the EULA, together with required hardware to run the Covered Software programs is $2,400,000.00 and the anticipated cost of the Consulting Agreement is approximately $2,600,000.00. The final costs will not be determined until final implementation of the Covered Software. In addition, there is an annual charge for the Support Services to be provided by Oracle. The REITS acknowledge that it is in their best economic and operational interest to have a single licensee, ICS, be the prime licensee under EULA and that ICS would not have entered into the EULA and the Consulting Agreement and acquired the required hardware except at the request and direction of the REITS, notwithstanding ICS= incidental provision of Covered Software and Support Services to the ABeneficiaries@ (as defined in the EULA) under the EULA, a number of which Beneficiaries provide services to the REITS and which the REITS benefit from having such Beneficiaries running data on the Covered Software. In the absence of a single licensor, each REIT would had to have acquired separate software licenses, purchase hardware, employ consultants, purchase separate maintenance agreements and hire additional employees. Accordingly, the REITS recognize that they are responsible for the cost of the Covered Software and required hardware, the Support Services costs, the Consulting Agreement costs, the costs of ancillary software and consulting services (“Ancillary Software and Services” and agreements entered into in connection therewith, “Ancillary Agreements”), the costs of future software and required hardware upgrades and replacements, as approved from time to time by the REITS as hereinafter provided, and the cost of services of ICS provided or incurred in connection with the implementation of the Covered Software, installation of the required hardware, and interacting with Real Foundations under the Consulting Agreement and providers of Ancillary Software and Services, and attorneys= fees incurred by ICS in connection with the negotiation of the EULA, the Consulting Agreement and the Ancillary Agreements.

D.

The REITS and the Management Companies desire to (i) use the Covered Software and required hardware and (ii) receive the Support Services from Oracle and CD Group pursuant to the EULA.

E.

ICS, the REITS and the Management Companies wish to set forth their understanding and agreement with respect to the EULA, the Covered Software, the Support Services and the costs to be paid by the parties hereto and other matters relating thereto, all as hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the costs to be paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree for themselves and their respective successors and assigns, as follows.

1.

Incorporation of Recitals and Definition of Terms.   The foregoing Recitals are hereby incorporated into the body of this Agreement as if the same had been set forth herein in their entirety.  Capitalized but not otherwise defined terms used in this Agreement shall have the meaning ascribed to them as set forth in the EULA.

2.

Grant of Rights and Obligations under EULA.   The REITS and the Management Companies are Beneficiaries as set forth in the EULA, and as such, among other things: (i) are authorized users of the Covered Software and may use the Covered Software solely to process their data; (ii) are authorized to receive, and shall receive (either directly or indirectly through ICS, at ICS= discretion) the Support Services; (iii) shall receive processing services provided by ICS on behalf of the Beneficiaries or may provide their own processing services; and (iv) agree to be severally bound to the terms of the EULA including without limitation, Article 2 (Limitations on License), Article 5 (Title and Protection), Article 10 (Nondisclosure Obligations) and Article 12 (Assignment) of the EULA (hereinafter collectively the AEULA Limitations@), all as though they were parties to the EULA.  It is agreed and acknowledged that there shall be no joint liability among the REITS and the Management Companies, or any of them, with respect to the EULA.  Each REIT and each Management Company, to the extent they are users of the Covered Software and receive Support Services, shall be severally bound to the EULA Limitations, and shall be severally bound to the economic terms of the EULA, only as set forth in this Agreement.

3.

Performance of Services.

(a)

As Services, as defined in and to be provided under the terms of the Standard Agreements, ICS shall perform, or shall direct CD Group or Oracle to perform, the Support Services for the REITS and the Management Companies pursuant to the EULA.

(b)

In the event of a breach of the EULA by CD Group, or by Oracle, ICS shall direct the entity in breach to cure such breach, and in the event the entity in breach promptly fails to cure such breach, ICS shall be obligated to enforce the terms of the EULA against the breaching entity as provided in the EULA.

(c)

 ICS shall not terminate the EULA pursuant to section 7.2 of the EULA without the express prior written consent of a majority of the REITS then parties to this Agreement.

(d)

Anything contained in this Agreement to the contrary notwithstanding, ICS shall have no obligation to provide any services under this Agreement beyond those to be provided by CD Group and Oracle under the EULA and all services under this Agreement shall be subject to the limitations set forth in Article 8 (Limited Warranty) of the EULA.

4.

Payment of Fees.

(a)

Together, the four REITS are to pay 100% of the total fees charged for the Covered Software, and the required hardware, and for the Consulting Agreement, each REIT to pay 25% of such costs. Charges for these costs will be billed monthly, on an ongoing basis, as the Covered Software is implemented and required hardware is purchased, and as charges under the Consulting Agreement are incurred. Payments by the REITS for the foregoing charges are to be paid not more than ten (10) days after the billings therefor are issued by ICS to the REITS. Upon receipt of payment from the REITS, ICS will pay CD Group, Oracle and Real Foundations. Each REIT is required to pay its 25% share of the foregoing fees in full as and when invoiced therefor, whether or not it continues to be a party under this Agreement.

(b)

Those REITS that continue to be parties to this Agreement, shall equally share 80% of the annual billings for Support Services, payment to be made upon receipt of invoice therefor. ICS shall be responsible for the remaining 20% which ICS shall collect from other Beneficiaries using the Covered Software and Support Services.

(c)

In connection with the consideration of the purchase of the Covered Software and required hardware, the Support Services and the services to be provided under the Consulting Agreement, a steering committee was formed by the REITS and ICS (ASteering Committee@). The Steering Committee is presently composed of the CFO=s of the REITS, the President of ICS, the COO of IRRETI and the President of Inland Real Estate Investment Corporation, the parent of the past or present business advisors to the REITS. The Steering Committee will be responsible for evaluating and recommending to the REITS future software and hardware upgrades and replacements and future Support Services. Upon the vote of a majority of the REITS that are then parties to this Agreement future software and hardware upgrades and replacements and Support Services will be purchased with the costs thereof equally shared by the REITS that are obligated for payments under this Agreement to be paid upon receipt of invoices therefor. In the event there is a tie vote, then the deadlock will be resolved through binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association.

(d)

Those REITS that continue to be parties to this Agreement shall equally share the costs of ICS provided in connection with the implementation of the Covered Software and ancillary software, installation of the required hardware, and interacting with Real Foundations under the Consulting Agreement and service providers under the Ancillary Agreements. These costs shall be billed at ICS= rates set forth in the Standard Agreements and paid when due under the terms of the Standard Agreements.

5.

Representations and Warranties.

(a)

Each of the REITS and the Management Companies represents and warrants to the other parties to this Agreement (i) it has the power to enter into and perform this Agreement; (ii) the execution of this Agreement has been duly authorized by all necessary action by such REIT or Management Company; (iii) this Agreement constitutes valid and binding obligations of such REIT or Management Company enforceable in accordance with its terms; and (iv) neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would constitute a default or violation of such REIT=s or Management Company=s organizational documents, or any license, lease, franchise, mortgage, instrument, or other agreement.

(b)

ICS represents and warrants to the other parties to this Agreement (i) it has the power to enter into and perform the EULA; (ii) The execution of the EULA has been duly authorized by all necessary action by ICS; (iii) the EULA constitutes valid and binding obligations of ICS enforceable in accordance with its terms; and (iv) neither the execution or delivery of the EULA nor the consummation of the transactions contemplated by it would constitute a default or violation of ICS= organizational documents, or any license, lease, franchise, mortgage, instrument, or other agreement.

6.

Term, Withdrawal and Termination.

(a)

This Agreement shall remain in effect perpetually unless and until terminated as hereinafter provided.

            (b)    Upon not less than ninety (90) days prior written notice to ICS specifying the withdrawal date (AWithdrawal Date@), any REIT or Management Company (AWithdrawing Company@) may withdraw from this Agreement at any time, provided, however, if a REIT shall withdraw from this Agreement prior to the fifth (5th) anniversary of the date of this Agreement the following conditions shall apply:

(i) if a REIT shall elect to withdraw from this Agreement after a Change of Control of the REIT has occurred, the REIT shall continue to be responsible for the payment of: (A) any unpaid portion of its 25% share of the cost of: (1) the Covered Software and related hardware, (2) the cost of the Consulting Agreement, (3) Ancillary Software and Services and (4) services provided by ICS under Section 4(d); and (B) its 25% share of the cost of: (1) Support Services incurred through the third (3rd) anniversary of the date of this Agreement and (2) future software and hardware upgrades and replacements contracted for  prior to the date of the Change of Control.

(ii)  if a REIT shall elect to withdraw from this Agreement without a Change of Control of the REIT having occurred, the REIT shall continue to be responsible for the payment of: (A) any unpaid portion of its 25% share of the cost of: (1) the Covered Software and related hardware, (2) the cost of the Consulting Agreement, (3) Ancillary Software and Services and (4) services provided by ICS under Section 4 (d); (B) its 25% share of the cost of: (1) Support Services incurred through the third (3rd) anniversary of the date of this Agreement and (2) future software and hardware upgrades and replacements incurred through the third (3rd) anniversary of the date of this Agreement; and (C) its equal share (based on the number of REITS that are parties to this Agreement from time to time after the third (3rd) anniversary of the date of this Agreement) of (1) Support Services incurred after the third (3rd) anniversary of the date of this Agreement through the fifth (5th) anniversary of the date of this Agreement and (2) future software and hardware upgrades and replacements and Support Services incurred after the third (3rd) anniversary of the date of this Agreement through the fifth (5th) anniversary of the date of this Agreement.

(c)  In the event of a withdrawal, the Withdrawing Company shall work with ICS to disengage from access to the Covered Software, return and/or destroy all access codes to the Covered Software and undertake such other disengagement actions as directed by ICS and as may be required under the terms of the EULA. Such disengagement shall be at the sole cost of the Withdrawing Company. Upon the Withdrawal Date, the Withdrawing Company shall no longer be a party to this Agreement and shall no longer be a Beneficiary; provided, however, the terms of Sections 7, Indemnities and 8, Confidentiality, of this Agreement, the terms of Section 10 of the EULA and all fees and charges due to be paid under this Agreement shall remain continuing obligations of the Withdrawing Company and enforceable by ICS and/or by Oracle with all costs of enforcement, including attorneys= fees and disbursements to be paid by the Withdrawing Company. On or before the Withdrawal Date the Withdrawing Company shall pay ICS in full the amount of all fees and charges then due hereunder. No Withdrawing Company shall receive any credit or refund for any payments made or to be made under this Agreement, including without limitation, payments made against the costs of the Covered Software and required hardware, the Consulting Agreement, Support Services or ICS costs. AChange of Control means: (i) a sale of 80% of more of a party=s assets, (ii) a transfer of 51% or more of a party=s outstanding stock within a 12 month period or (iii) a change of more than 50% of a party=s directors within a 12 month period.

(d)

 This Agreement shall be terminated without cause, upon:

(i)

The written agreement of a majority of the REITS that are then parties to this Agreement; or,

(ii)

Termination of the EULA pursuant to Section 7.2 of  the EULA, provided that if ICS terminates the EULA, a majority of the REITS then parties to this Agreement shall have consented to such termination in writing, in advance.

7.

Confidentiality.

(a)

Each of the REITS and each of the Management Companies is hereby deemed to be both a ADiscloser@ and a ARecipient@ under Section 10.1 (a) of the EULA as such terms are defined in Section 10.1 (c) and (d) of the EULA, and as such agree to be bound, and act under this Agreement, by the terms of Sections 10.2 through 10.6, inclusive of the EULA as pertains to the Confidential Information described in said Section 10.1 (a); said Sections 10.1 (a), (c) and (d) and Sections 10.2 through 10.6, inclusive of the EULA being incorporated herein by reference thereto as if they were set forth herein verbatim.

(b)

During the term of this Agreement, the REITS and the Management Companies (each a AProtected Party@) may disclose to ICS certain non-public confidential information (the AConfidential Information@). Accordingly,

(i)

ICS agrees that it will not disclose any of the Confidential Information of any Protected Party to any other parties hereto or to any third party, except CD Group, Oracle and/or Real Foundations as may be required to implement the Covered Software and required hardware, without the prior consent of the Protected Party; provided, however, in the event ICS is requested in any judicial or governmental proceedings to disclose any Confidential Information, it will give the Protected Party prompt notice of such request so the Protected Party may seek an appropriate protective order.  If, in the absence of a protective order, ICS is nonetheless compelled to disclose any of the Confidential Information, ICS may disclose such information in such proceeding without liability hereunder.

(ii)

The foregoing restrictions with respect to Confidential Information shall not apply to any information which ICS can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by ICS, (ii) was available to ICS on a non-confidential basis prior to its disclosure by the Protected Party, or (iii) becomes available to ICS on a non-confidential basis from a source other than the Protected Party, which source was not itself bound by a confidentiality agreement.

(iii)

In the event of any unpermitted disclosure by ICS of any Confidential Information of a Protected Party, the Protected Party=s sole remedy shall be injunctive relief as a remedy for any such wrongful disclosure, it being expressly agreed that ICS shall not be liable for any money damages, or loss of profits, direct, indirect, consequential, incidental or otherwise.

8.

Default.

(a)

 Default by ICS. A failure by ICS to fulfill its obligations under the EULA or under this Agreement, that is not cured within ten (10) days after receipt by ICS of a written notice from a REIT alleging such failure, shall constitute a breach of this Agreement by ICS. In such event, the sole remedies of the REITS and the Management Companies shall be (i) specific enforcement of ICS= obligations under this Agreement or (ii) to direct that ICS assign its interest in the EULA to the REITS, as permitted under Section 12.1 of the EULA, and ICS’ interests in the Consulting Agreement and the Ancillary Agreements; provided, however, that no such actions may be taken except upon the consent of a majority of the REITS then parties to this Agreement. ICS shall not be liable to the REITS or to the Management Companies for any money damages, or loss of profits, direct, indirect, consequential, incidental or otherwise. Neither the REITS nor the Management Companies shall be deemed assignees or successors in interest to ICS as to the EULA or the Consulting Agreement or the Ancillary Agreements nor be deemed in privity of contract with CD Group or Oracle as to the EULA, or Real Foundations as to the Consulting Agreement, or the providers under the Ancillary Agreements, except as expressly provided for herein. Anything contained in this Agreement to the contrary notwithstanding, ICS shall have no liability to any other party to this Agreement beyond the limitations of liability of the parties to the EULA set forth in Section 9 (Limitation of Liability) in the EULA.

(b)

Default by a REIT.  In the event a REIT shall fail to timely make a payment of any fees or charges due ICS as provided in this Agreement or shall violate any of the EULA Limitations or any terms of this Agreement, such REIT shall be in breach of this Agreement.  In such event (i) ICS and/or the non-defaulting REITS, may pursue the defaulting REIT for the amount of the outstanding amount due and for future liquidated amounts due under this Agreement (which are hereby deemed accelerated by reason of default in payment hereunder) and costs of collection, including reasonable attorneys’ fees and disbursements, by judicial process or otherwise and/or (ii)  ICS may terminate such REIT=s rights (but not its obligations) as a Beneficiary under the EULA, and may also terminate such REIT=s rights to use the Covered Software and to receive Support Services under this Agreement; provided that ICS shall permit such REIT a ten (10) day period to cure such breach so long as it would not result in a termination of the EULA.  Whether the breach has been cured shall be determined by the Steering Committee in its reasonable, but sole, discretion. In the event ICS is assessed any damages under the terms of the EULA as a result of such REIT=s breach of the EULA Limitations, such REIT shall reimburse ICS in the full amount of such damages together with all costs incurred by ICS in connection with such breach. Each REIT hereby indemnifies each of the other REITS for all payments due under this Agreement.

(c)

Default by a Management Company. In the event a Management Company shall violate any of the EULA Limitations, such Management Company shall be in breach of this Agreement. In such event ICS may terminate such Management Company=s rights (but not its obligations) as a Beneficiary under the EULA, and may also terminate such Management Company=s rights to use the Covered Software and to receive Support Services under this Agreement; provided that ICS shall permit such Management Company a ten (10) day period to cure such breach so long as it would not result in a termination of the EULA.  Whether the breach has been cured shall be determined by the Steering Committee in its reasonable, but sole, discretion. In the event ICS is assessed any damages under the terms of the EULA as a result of such Management Company=s breach of the EULA Limitations, such Management Company shall reimburse ICS in the full amount of such damages together with all costs incurred by ICS in connection with such breach.

9.

Miscellaneous Provisions.

(a)

Notices.   All notices, requests or demands to be given under this Agreement from one party to the other (collectively, ANotices@) shall be in writing and shall be given by personal delivery, facsimile or by overnight courier service for next Business Day delivery (or Saturday delivery, if desired) at the other party=s address set forth below.  Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery and Notices given by overnight courier shall be deemed given upon deposit with the overnight courier service.  If any party=s address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices.  The term, Business Day, means any day other than Saturday, Sunday or any other day on which state banks are required or are authorized to be closed in Chicago, Illinois.  Notices may be issued by an attorney for party and in such case such Notices shall be deemed given by such party.  The parties= addresses are as follows:

(i)

If to ICS:

Inland Computer Services, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attention: R. Kurt Huddleston

Facsimile: (630) 218-4917

(ii)

If to IRRETI:

Inland Retail Real Estate Trust, Inc.

2905 Butterfield Road

Oak Brook, Illinois  60523

Attention: James Kleifges

Facsimile: (630) 645-7246

(iii)

If to IWEST:

Inland Western Retail Real Estate Trust, Inc.

2907 Butterfield Road

Oak Brook, Illinois  60523

Attention: Steven P. Grimes

Facsimile: (630)

(iv)

If to IREC:

Inland Real Estate Corporation.

2905 Butterfield Road

Oak Brook, Illinois  60523

Attention: Brett Brown

Facsimile: (630) 218-7357

(v)

If to IARE:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention: Lori Foust

Facsimile: (630)

(vi)

If to: IHM:

Inland HOLDCO Management LLC

2907 Butterfield Road

Oak Brook, Illinois  60523

Attention: Robert M. Barg

Facsimile: (630) 218- 4928

(vii)

If to: IAHM:

Inland American HOLDCO Management LLC

2907 Butterfield Road

Oak Brook, Illinois  60523

Attention: Robert M. Barg

Facsimile: (630) 218- 4928

A party=s address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

(b)

Prohibited Assignments.  No REIT or Management Company shall be permitted to assign any of its rights or obligations under this Agreement without the prior written consent of ICS first had and obtained, which ICS may withhold in its discretion, and in no event shall any assignment be made in violation of the EULA.

(c)

Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns, if any, of each party hereto.

(d)

Governing Law; Jurisdiction.  This Agreement shall be subject to and governed by the internal laws of the State of Illinois, without regard to principles of choice of law.   The parties each agree that all disputes arising hereunder shall be tried in the federal and state courts located in DuPage County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of such courts.

(e)

Waiver.   Any party=s failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, or a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

(f)

Independent Contractors.   The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venturer or partner of another party or as conferring upon any party the power or authority to bind the other party in any transaction with third parties, except as may be otherwise provided in this Agreement.

(g)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof, or thereof.  This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto, and thereto, with respect to the subject matter hereof, or thereof.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

(h)

Severability.   If any provisions of this Agreement, or the application of any such provisions to the parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, or if Oracle shall deem any provisions of this Agreement violate the terms of the EULA, then the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

(j)

Headings.   The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

(k)

Further Assurance.   Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts, that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

(l)

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Facsimile signatures shall be deemed original signatures.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

WHEREFORE, the parties hereto have executed this Software and Consulting Shared Services Agreement as of the day and year first above written.

INLAND COMPUTER SERVICES, INC., an

Illinois corporation

By: _____________________________________

Name: R. Kurt Huddleston

Title: President

INLAND RETAIL REAL ESTATE TRUST, INC.,

a Maryland corporation

By: _____________________________________

Name: James Kleifges

Title: Chief Financial Officer and Vice President

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By: _____________________________________

Name: Steven P. Grimes

Title: Principal Financial Officer and Treasurer

INLAND REAL ESTATE CORPORATION, a Maryland

corporation

By: _____________________________________

Name: Brett Brown

Title: Vice President and Chief Financial Officer

INLAND AMERICAN REAL ESTATE TRUST, INC.,

a Maryland corporation

By: _____________________________________

Name: Lori Foust

Title: Treasurer and Principal Accounting Officer

INLAND HOLDCO MANAGEMENT LLC, a Delaware limited liability company

By: _____________________________________

Name: Robert M. Barg

Title: Senior Vice President

INLAND AMERICAN HOLDCO MANAGEMENT LLC, a Delaware limited liability company

By: _____________________________________

Name: Robert M. Barg

Title: Senior Vice President